As filed with the Securities and Exchange Commission on  August 8, 2008    Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

SYMYX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0397908
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

1263 East Arques Avenue
Sunnyvale, CA 94085
(408) 764-2000

(Address of Registrant’s principal executive offices)

2007 Stock Incentive Plan, as amended
(Full title of the plans)

Isy Goldwasser
President and CEO
Symyx Technologies, Inc.
1263 East Arques Avenue
Sunnyvale, CA 94085
(408) 764-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

Timothy J. Moore, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
____________________

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (par value $0.001 per share)	4,700,000 shares	$9.83	$46,201,000	$1,815.70

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of common stock which become issuable under the plan covered hereby by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act.  The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on August 1, 2008 as reported on the Nasdaq Global Market.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-145196

The contents of Registration Statement on Form S-8 No. 333-145196 filed with the Securities and Exchange Commission on August 7, 2007 are incorporated by reference herein.

EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (2)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2007 Stock Incentive Plan, as amended. (3)

(1)	Incorporated by reference to exhibit 3.1 filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(2)	Incorporated by reference to exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on August 1, 2008.

(3)	Filed herewith.

1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on August 7, 2008.

Symyx Technologies, Inc.

By:	/s/ Isy Goldwasser
Isy Goldwasser
Chief Executive Officer and Director

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Isy Goldwasser and Rex S. Jackson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isy Goldwasser	Chief Executive Officer	August 7, 2008
Isy Goldwasser	and Director (Principal Executive Officer)

/s/ Rex S. Jackson	Executive Vice President and	August 7, 2008
Rex S. Jackson	Chief Financial Officer
(Principal Financial Officer)

/s/ Richard J. Rosenthal	Senior Vice President of Finance	August 7, 2008
Richard J. Rosenthal	(Principal Accounting Officer)

/s/ Steven D. Goldby	Executive Chairman of the Board	July 28, 2008
Steven D. Goldby	of Directors

/s/ Timothy Harkness	Director	July 28, 2008
Timothy Harkness

/s/ David C. Hill	Director	July 28, 2008
David C. Hill

/s/ Bruce Pasternack	Director	July 28, 2008
Bruce Pasternack

/s/ Chris van Ingen	Director	July 28, 2008
Chris van Ingen

/s/ G. Stephen DeCherney	Director	August 5, 2008
G. Stephen DeCherney

2.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation. (1)

4.2	Amended and Restated Bylaws. (2)

5.1	Opinion of Cooley Godward llp.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

99.1	2007 Stock Incentive Plan, as amended. (3)

(1)	Incorporated by reference to exhibit 3.1 filed with Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(2)	Incorporated by reference to exhibit 3.2 filed with the Registrant’s Current Report on Form 8-K on August 1, 2008.

(3)	Filed herewith.

3.

August 6, 2008

Symyx Technologies, Inc.
1263 East Arques Avenue
Sunnyvale, CA 94085

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Symyx Technologies, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 4,700,000 shares of the Company’s Common Stock, $0.001 par value, (the “Shares”) pursuant to its 2007 Stock Incentive Plan, as amended (the “Plan”).

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and By-laws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp

By:	/s/ Brett D. White
Brett D. White

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-145196) pertaining to the 2007 Stock Incentive Plan of Symyx Technologies, Inc. of our reports dated March 17, 2008, with respect to the consolidated financial statements of Symyx Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Symyx Technologies, Inc., filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

San Jose, California
August 6, 2008